UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 5, 2008
Date of earliest event reported: February 28, 2008

BIOGOLD FUELS CORPORATION
(Exact name of registrant as specified in charter)

Nevada
(State or other Jurisdiction of Incorporation or Organization)

0-1381192 (Commission File Number)	1800 Century Park East, Suite 600 Los Angeles, CA 90067 (Address of Principal Executive Offices and zip code)	20-5609647 (IRS Employer Identification No.)

(310) 556-0025
(Registrant's telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause BioGold Fuels Corp. (“BioGold” or the “Company”) actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe BioGold future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. BioGold actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, BioGold undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On March 3, 2008, BioGold Fuels Corporation, a Nevada corporation (“BioGold” or the “Company”) issued to Heritage Holding Group, LLC, a California limited liability company (“Lender”) a Senior Secured Promissory Note (the “Note”) in the principal amount of $550,000.  The Note is due and payable on December 31, 2008.  The Note bears interest at the rate of 15% per annum and the Lender receives a 10% origination fee on the Note, which is deducted from the payment of principal at the time the funds are disbursed. The Note was issued pursuant to a Senior Secured Note Purchase Agreement.

To secure the Note, the Lender has been granted a first priority interest in all of the assets of the Company pursuant to the terms and conditions of a Security Agreement dated March 3, 2008. The Note allows prepayment at any time to remove the security interest.

The complete terms and conditions of the foregoing transaction are set forth in the Note, Security Agreement, and Senior Secured Note Purchase Agreement, which are attached hereto as exhibits.

Item 1.02 Termination of a Material Definitive Agreement

On February 29 2008, BioGold Fuels Corporation, a Nevada corporation (“BioGold” or the “Company”) terminated its strategic partnership agreement with Green Universal Energy, LLC (“Green Universal”).

As disclosed in the Company’s Form 8-k filed on November 28, 2007, on November 27, 2007, BioGold entered into a strategic partnership agreement (the “Partnership”) with Green Universal. The Company terminated the Partnership because Green Universal failed to perform its obligations to provide a First Stage Funding by 12/31/2007, failed to provide the Conversion Packages as required by 2/28/2008, and failed to enter into a more definitive long form agreement within 45 days of the Partnership Agreement.

Section 2 - Financial Information

Item 2. 03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information at Item 1.01 above is incorporated herein by reference.

SECTION 5—CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors

(a) On February 28, 2008, Moshe Krienberg resigned from the Board of Directors (“Board”) of the Company. To the knowledge of the Board and the executive officers of the Company, Mr. Krienberg did not resign because of a material disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Krienberg is a member of Green Universal Energy, LLC (“Green Universal”). Green Universal entered into a strategic partnership agreement with the Company on November 27, 2007 and was terminated on February 29, 2008, as disclosed in Section 1.02 above.

SECTION 8 - OTHER EVENTS

Item 8.01 - Other Events.

On March 5, 2008, the Company issued a press release announcing the entry into the Financing with Heritage as described in Section 1.01 above. A copy of the press release is attached hereto as Exhibit 99.1.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Document

10.1	Senior Secured Promissory Note dated March 3, 2008.

10.2	Senior Secured Note Purchase Agreement dated March 3, 2008.

10.3	Security Agreement dated March 3, 2008.

99.1	Press Release dated March 5, 2008 regarding entry into Financing with Heritage.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOGOLD FUELS CORPORATION

Date: March 5, 2008	By:	/s/ Chris Barsness
Chris Barsness
Chief Financial Officer